Exhibit 21
Subsidiary Entity List

Entity Name	Ownership[1]	Tax Treatment
NHI/REIT, Inc.	100%	Corporation
Florida Holdings IV, LLC	100%	DE
Inchin Along, LLC	100%	DE
NHI REIT of Alabama, L.P.	100%	Partnership
NHI-REIT of Arizona, Limited Partnership	100%	Partnership
NHI-REIT of California, LP	100%	Partnership
NHI/REIT of Florida, L.P.	100%	Partnership
NHI-REIT of Georgia, L.P.	100%	Partnership
NHI-REIT of Idaho, L.P.	100%	Partnership
NHI-REIT of Missouri, LP	100%	Partnership
NHI-REIT of South Carolina, L.P.	100%	Partnership
NHI-REIT of Virginia, L.P.	100%	Partnership
NHI/Anderson, LLC	100%	DE
NHI/Laurens, LLC	100%	DE
Texas NHI Investors, LLC	100%	DE
NHI-REIT of Oregon, LLC	100%	DE
NHI-REIT of Florida, LLC	100%	DE
NHI-REIT of Maryland, LLC	100%	DE
NHI-REIT of Minnesota, LLC	100%	DE
NHI-REIT of Tennessee, LLC	100%	DE
NHI Selah Properties, LLC	100%	DE
NHI-REIT of Northeast, LLC	100%	DE
NHI-REIT of Wisconsin, LLC	100%	DE
NHI-REIT of Ohio, LLC	100%	DE
NHI-REIT of Washington, LLC	100%	DE
NHI-REIT of Next House, LLC	100%	DE
NHI-SS TRS, LLC	100%	Corporation
NHI-Bickford RE, LLC	100%	DE
Care YBE Subsidiary LLC	100%	DE
JV Landlord-Clinton, LLC	100%	DE
JV Landlord-Lansing, LLC	100%	DE
JV Landlord-Midland, LLC	100%	DE
JV Landlord-Peoria II, LLC	100%	DE
JV Landlord-Saginaw, LLC	100%	DE
Grand Island Bickford Cottage, L.L.C.	100%	DE
Myrtle Beach Retirement Residence, LLC	100%	DE
Voorhees Retirement Residence, LLC	100%	DE
NHI-REIT of Axel, LLC	100%	DE
NHI-REIT of Michigan, LLC	100%	DE
NHI-REIT of Seaside, LLC	100%	DE
NHI-REIT of Bickford, LLC	100%	DE
NHI-REIT of Evergreen, LLC	100%	DE
NHI-REIT of North Carolina, LLC	100%	DE
NHI-REIT of TX-IL, LLC	100%	DE

NHI-REIT of CCWH, LLC	100%	DE
NHI-REIT of Colorado, LLC	100%	DE
NHI-REIT of DSL PropCo, LLC	97.5%	Partnership
NHI-LCS JV I, LLC	80%	Partnership
NHI-LCS TRS, LLC	100%	DE
NHI-REIT of Indiana, LLC	100%	DE
Timber Ridge OpCo, LLC	25%	Partnership

1Ownership: 100% means that National Health Investors, Inc. owns the reflected percentage of the entity through itself or its subsidiaries.